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                                                                     EXHIBIT 10A

                                GATX CORPORATION
                     2004 EQUITY INCENTIVE COMPENSATION PLAN
                           PERFORMANCE SHARE AGREEMENT

      THIS AGREEMENT, entered into as of January 1, 2005, by and between the Participant and GATX Corporation (the "Company");

      WHEREAS, the Company maintains the GATX Corporation 2004 Equity Incentive Compensation Plan (the "Plan"), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the Compensation Committee of the Board of Directors of the Company which has been charged with the responsibility of administering the Plan (the "Committee") to receive Performance Units under the Plan;

      NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

1. Terms of Award. The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

      The "Participant" is NAME.

      The "Grant Date" is January 1, 2005.

      The "Determination Date" is December 31, 2006.

      The number of Performance Units granted under this Agreement is NUMBER.

      Other terms used in this Agreement are defined pursuant to paragraph 12 or elsewhere in this Agreement. Capitalized terms not defined herein shall have the meaning ascribed thereto in the Plan.

2. Award. The Participant is hereby granted the number of Performance Units set forth in paragraph 1, subject to the terms of the Plan and this Agreement.

3. Vesting, Transfer and Forfeiture Subject to the terms hereof, if, for each of the fiscal years during the period commencing on the Grant Date and ending on the Determination Date (the "Performance Period"), the Company's Total Gross Income less Gross Ownership Costs (as reported on the Company's audited income statement for the Performance Period) is greater than $325,000,000 (the "Threshold Goal"), then immediately following the Committee's certification that the Threshold Goal has been achieved, the Performance Units granted to a Participant shall be exchanged for shares of Restricted Common Stock ("Restricted Stock") in the form of "Earned Shares" and "Banked Shares" (as those terms are defined herein), the number of which shall be determined by the extent to which the Performance Goals set forth on Exhibit 1 have

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      been achieved during the Performance Period, and shall be calculated in the manner set forth on Exhibit 2 and the immediately following paragraph.

      If GATX fails to achieve a return on equity ("ROE") on a consolidated basis of at least 12% for the fiscal year ending on the Determination Date, the number of shares of Restricted Stock (calculated as set forth in the immediately preceding paragraph) to which the Participant may become entitled shall be reduced by a percentage (the "Reduction Percentage"), as follows:

    ROE                   Reduction Percentage
    ---                   --------------------
11% - 11.99%                       10%
10% - 10.99%                       15%
Less than 10%                      20%

      The shares of Restricted Stock reduced pursuant to the immediately preceding paragraph (the "Banked Shares") will be held by the Company for up to two (2) years after the Determination Date. The remaining shares to which the Participant is entitled (viz., the difference between the number of shares calculated as set forth on Exhibit 2 and the number of Banked Shares) shall hereinafter be referred to as the "Earned Shares".

      (a) Except as provided in paragraph (c), if the Participant's Date of Termination has not previously occurred, the Participant's Earned Shares shall vest on the first anniversary of the Determination Date, and shall be distributed as promptly thereafter as is reasonably practical free and clear of all restrictions

      (b) If as of the first anniversary of the Determination Date, the Company achieves a ROE on a consolidated basis of at least ten percent (10%) for the fiscal year ending on such date, fifty percent (50%) of the Participant's Banked Shares shall vest, and shall be distributed free and clear of all restrictions promptly thereafter. If as of the first anniversary of the Determination Date, GATX does not achieve a ROE on a consolidated basis of at least ten percent (10%) for the fiscal year ending on such date, the Banked Shares shall continue to be held by the Company, subject to the immediately following sentence. If, as of the second anniversary of the Determination Date, GATX achieves a ROE on a consolidated basis of at least twelve percent (12%) for the fiscal year ending on such date, all Banked Shares not previously distributed shall vest, and shall be distributed free and clear of all restrictions promptly thereafter. Any Banked Shares which do not vest as of the second anniversary of the Determination Date shall be forfeited, and the Participant shall cease to have any rights therein.

      (c) Notwithstanding the foregoing provisions of this paragraph 3, the Participant's Performance Units shall be exchanged for shares Restricted Stock and the Participant shall be vested therein, and become owner thereof free and clear of all restrictions otherwise imposed by this Agreement, as follows:

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            (i)   If the Participant's employment is involuntarily terminated by the Company other than for Cause, not less than eighteen (18) months following the Grant Date but on or prior to the first anniversary of the Determination Date, he or she will be entitled to a pro rata portion of his or her shares hereunder equal in number to the product of the number of Earned Shares to which the Participant becomes entitled or is entitled pursuant to this paragraph 3, multiplied by a fraction (not greater than one), the numerator of which is the number of months the Participant is employed by the Company or its subsidiaries during the period beginning on the Grant Date and ending on the Date of Termination and the denominator of which is the number of months in the Vesting Period. The Earned Shares to which the Participant is entitled pursuant to this subparagraph (i) shall be distributed to the Participant free and clear of all restrictions as soon as practical following the first anniversary of the Determination Date. If the Participant's employment is involuntarily terminated by the Company other than for Cause after the first anniversary of the Determination Date, he or she shall have no rights to any Banked Shares which are not then distributable, which shall be forfeited.

            (ii) If the Participant's Date of Termination occurs by reason of the Participant's death, Retirement or Disability prior to the Determination Date, he or she will be entitled to distribution of a pro rata portion of his or her Restricted Stock free and clear of all restrictions promptly following the Determination Date, equal in number to the product of the number of Earned Shares to which the Participant is entitled pursuant to this paragraph 3, multiplied by a fraction (not greater than one), the numerator of which is the number of months during the period beginning on the Grant Date and ending on the date of the Participant's death, Retirement or Disability and the denominator of which is the number of months in the Vesting Period. If the Participant's Date of Termination occurs by reason of the Participant's death, Retirement or Disability after the Determination Date, he or she shall have no rights to any Banked Shares which are not distributable as of the Date of Termination, which shall be forfeited. If a Participant's Date of Termination occurs by reason of the Participant's death, Retirement or Disability, as described in the first sentence of this subparagraph (ii), the Committee may, in its sole discretion, increase the number of Restricted Stock to which the Participant is entitled.

            (iii) The Participant shall become fully vested in any undistributed shares upon a Change in Control that occurs at the Company level, on or before the Participant's Date of Termination and before the second anniversary of the Determination Date. If the Change of Control occurs at the Company level on or prior to the Determination Date, the number of shares of common stock to which the Participant is entitled shall be calculated as if the Company had achieved 100% performance against goal and a twelve percent ROE in the year immediately preceding the Determination Date,

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                  and shall be distributed to the Participant free and clear of all restrictions as soon as practicable following the Change of Control. If the Change of Control occurs at the Company level after the Determination Date, any previously undistributed Earned Shares and all Banked Shares shall be distributed to the Participant free and clear of all restrictions as soon as practicable following the Change of Control.

            (iv) If a Change of Control occurs at the level of a subsidiary or operating segment of the Company as the latter is defined in the Company's most recent Annual Report on Form 10-K (hereinafter, a "Business Segment") with respect to a Participant principally employed by the subsidiary or who renders substantially all of his or her services to such Business Segment, such Participant shall become vested in his or her shares (prior to the Determination Date, on the assumption that the Company achieved both one hundred percent (100%) performance against goal and a twelve percent (12%) ROE in the year immediately preceding the Determination Date), as follows:

                  (A) If the Change of Control occurs during the first year of the Vesting Period, the Participant shall be entitled to receive common stock of the Company equal in number to one-third (1/3) of his or her Performance Units.

                  (B) If the Change of Control occurs during the second year of the Vesting Period, the Participant shall be entitled to receive common stock of the Company equal in number to two-thirds (2/3) of his or her Performance Units.

                  (C) If a Change of Control occurs after the Determination Date, such Participant shall be entitled to common stock of the Company equal in number to the total of all undistributed Earned Shares and all Banked Shares.

            In each case distribution of shares free and clear of all restrictions shall be made as soon as practicable following the Change of Control.

      (d) If the Participant's employment is terminated for Cause the Participant shall forfeit all non-vested Performance Units, any undistributed Earned Shares or Banked Shares and any rights under this Agreement.

      (e) Neither the Performance Units, Earned Shares or Banked Shares may be sold, assigned, transferred, pledged or otherwise encumbered until the shares of shares have been distributed to the Participant free and clear of all restrictions.

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4.    Voting Rights and Dividends. Notwithstanding anything to the contrary, the
      Participant shall not be entitled to vote his or her Performance Units, but from and after the Determination Date shall be entitled to vote all Earned Shares.

      Unless a Participant's Date of Termination has occurred for any reason prior thereto, following the Determination Date an account shall be established for the Participant, to which shall be credited dividend equivalents equal to the product of (a) the sum of the Participant's Earned Shares and Banked Shares and (b) the dividend declared on a single share of the Company's Common Stock during the period beginning on the Grant Date and ending on the Date of Determination. Unless a Participant's Date of Termination shall have previously occurred, on each dividend payment date thereafter during the period beginning on the Determination Date, the Participant's account shall be credited with dividend equivalents equal to the product of (x) the sum of the Participant's then undistributed Earned Shares and Banked Shares and (y) the dividend declared on a single share of the Company's Common Stock with respect to the immediately preceding dividend record date. A Participant shall be entitled to a distribution of an amount equal to the dividend equivalents credited to his or her account and attributable to his or her Earned Shares or Banked Shares if and when he or she is entitled to distribution of such shares. The dividend equivalents attributable to forfeited Earned or Banked Shares shall likewise be forfeited.

5. Withholding. The grant, vesting and distribution of benefits under this Agreement are subject to withholding of all applicable taxes. Subject to such rules and limitations as may be established by the Committee from time to time, the Participant may satisfy his or her withholding obligations through the surrender of shares of stock which the Participant already owns, or to which the Participant is otherwise entitled under the Plan; provided, however, that, except as otherwise provided by the Committee, such shares may be used to satisfy not more than the Company's minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

6. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any rights of the Participant or benefits distributable to the Participant under this Agreement have not been exercised or distributed, respectively, at the time of the Participant's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be distributed to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If the Designated Beneficiary survives the Participant but dies before the exercise of all rights or the complete distribution of benefits under this Agreement, then any remaining rights and any remaining benefit

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      distribution shall be exercisable by or distributed to the legal representative of the estate of the Designated Beneficiary.

7. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement shall be final and binding on all persons.

8. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the Director, Compensation of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

9. Not An Employment Contract. The Award will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any subsidiary, nor will it interfere in any way with any right the Company or any subsidiary would otherwise have to terminate or modify the terms of such Participant's employment or other service at any time.

10. Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant's address indicated by the Company's records, or if to the Company, to the attention of the Director, Compensation at the Company's principal executive office.

11. Amendment. This Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the parties.

12. Definitions. For purposes of this Agreement, the terms used in this Agreement shall be subject to the following:

      Cause. The term "Cause" shall mean (i) the willful and continued failure of the Participant to perform the Participant's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct in the course of his or her discharge of duties for the Company. For purposes of this provision, no act or failure to act, on the part of the Participant, shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief, that the Participant's action or omission was in the best interests of the Company.

      Change in Control. The term "Change in Control" shall have the meaning ascribed to it in Section 5 of the Plan.

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      Date of Termination. The term "Date of Termination" means the first day occurring on or after the Grant Date on which the Participant is not employed by the Company (or in the case of a non-employee member of the Board of Directors of the Company, is not a member on the Board) or any Subsidiary, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a subsidiary or between two subsidiaries; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a subsidiary approved by the Participant's employer. If, as a result of a sale of assets, merger or other transaction, (i) the Participant's employer ceases to be a subsidiary (and the Participant's employer is or becomes an entity that is separate from the Company), and the Participant is not, at any time during the 30-day period following the transaction, employed by the Company or an entity that is then a subsidiary, or (ii) the business segment to which the Participants' responsibilities primarily relate immediately prior thereto as the subject of a sale or other transaction pursuant to which all or substantially all of the assets of such segment are sold, then the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant being discharged by the employer.

      Disability. Except as otherwise provided by the Committee, the Participant shall be considered to have a "Disability" during the period in which the Participant is considered to be "disabled" as that term is defined in the Company's long term disability plan.

      Retirement. "Retirement" of the Participant means retirement on a "Retirement Date," as that term is defined in the GATX Corporation Non-Contributory Pension Plan for Salaried Employees (the "Pension Plan"); provided that if the Participant is not a participant in the Pension Plan, the Retirement Date shall be the date determined by the Committee.

      Vesting Period. The term "Vesting Period" means the period beginning on the Grant Date and ending on the First Anniversary of the Determination Date.

      IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

Participant: ______________________________

GATX Corporation

By:

Its: President and CEO

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